UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2020
McKESSON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6555 State Hwy 161
Irving, TX 75039
(Address of Principal Executive Offices, and Zip Code)
(972) 446-4800
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
0.625% Notes due 2021	MCK21A	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 11, 2020, the Board of Directors (“Board”) of McKesson Corporation (“Company”) adopted the following changes to the Company’s Amended and Restated By-laws (“Bylaws”), effective as of March 11, 2020. Unless otherwise stated, article and section references below are to the Bylaws as so amended.
Amendments Related to the Conduct of Shareholder Meetings
Article II, section 4 was amended to: (i) consolidate into that section shareholder meeting notice provisions that previously appeared in Articles II, IX and X; (ii) conform to changes in Delaware General Corporation Law (“DGCL”) sections 222 and 232 regarding notice of shareholder meetings, including permitting notice by courier service or electronic mail, except when a different form of notice is required by the proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934 (“Exchange Act”); and (iii) remove from that section subsection (e), which has been relocated to Article IX in order to consolidate the waiver provisions.
Article II, section 5 was amended to clarify a reference to the chair of the meeting having authority to adjourn a meeting of stockholders.
Article II, section 6 was amended to remove outdated references to the manner of delivery of proxies, and to authorize delivery of proxies in any manner permitted by DGCL section 212.
Article II, section 8 was amended to conform to changes in DGCL section 219 regarding the maintenance and availability of shareholder lists, including on an electronic network reasonably accessible to the Company’s stockholders.
Article II, section 12 was added to provide for the selection of a chair for meetings of stockholders and to grant authority to the chair and the Board adopt and enforce rules providing for the orderly conduct of the meeting and the safety of attendees.
Article II, section 13 was added to provide the mode and manner of delivery of documents and information to the Company.
Amendments Related to Director Nominees
Article II, sections 10(c) and 11(h) were amended to clarify the Company’s ability to require nominees to the Board to complete questionnaires provided by the Company and to represent to the Company that they intend to serve as a director for the full term for which they are nominated.
Amendments Related to Board and Committee Actions
Article III, section 9 was amended to conform to changes in DGCL section 141 regarding the ability of directors to take action without a meeting by providing consents in writing or by electronic transmission.
Designation of Exclusive Forum
Article XI was added to designate courts located in Delaware as the exclusive forum for fiduciary duties and internal affairs claims that arise under Delaware law. Our Board believes that this provision will provide for the orderly, streamlined and cost-effective resolution of litigation.
Miscellaneous Other Amendments
Article I, section 1 was amended to change the Company’s registered agent and registered office address in Delaware.
Article III, sections 7 and 9 were amended to remove provisions regarding waiver of notice of a special meeting, which have been relocated to Article IX in order to consolidate the waiver provisions.
Article IX was amended to (i) remove notice provisions that are addressed elsewhere in the Bylaws, and (ii) provide a consolidated, unified approach to waiver of notice for meetings of stockholders, the Board and its committees.
All of the above descriptions are subject to and qualified by the full text of the Bylaws filed with this report as Exhibit 3.1.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-Laws
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 13, 2020

McKesson Corporation

By:	/s/ Lori A. Schechter
Lori A. Schechter
Executive Vice President, Chief Legal Officer
and General Counsel